SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934
                                (Amendment no. 1)


Filed by the Registrant    [X]
Filed by a party other than the Registrant   [ ]

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[ ]  Preliminary Proxy Statement           [ ]  Confidential, for Use of the
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[ ]  Definitive Additional Materials            Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12

                              Videonics, Inc.
            ------------------------------------------------
            (Name of Registrant as Specified in Its Charter)


  ------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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                                 VIDEONICS, INC.
                                ----------------


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Videonics, Inc., a California corporation (the "Company"), will be held at 1370 Dell Avenue, Campbell, California 95008 at 4:00 p.m. on Wednesday, August 19, 1998, for the following purposes:

      Proposal 1. To elect five (5) directors of the Company for terms expiring at the 1999 Annual Meeting;

      Proposal 2. To ratify the selection of Coopers & Lybrand L.L.P. as the Company's independent accountants for the year ending December 31, 1998;

and to transact such other business as may properly come before the meeting or any adjournments thereof.

      The close of business on June 22, 1998 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

      PLEASE SIGN, DATE AND MAIL YOUR PROXY IN THE ENVELOPE PROVIDED FOR YOUR CONVENIENCE. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE MEETING, AND IF YOU ATTEND THE MEETING, YOU MAY VOTE YOUR SHARES IN PERSON.

                                             By Order of the Board of Directors,

                                                /s/ Mark C. Hahn
                                                ----------------
                                                Mark C. Hahn
                                                Secretary



Dated: June 24, 1998

                                 VIDEONICS, INC.
                                 1370 Dell Ave.
                           Campbell, California 95008

                                 PROXY STATEMENT

                               -------------------

                               GENERAL INFORMATION

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Videonics, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held on August 19, 1998, or at any adjournments thereof (the "Annual Meeting"), for the purposes set forth herein and in the foregoing Notice. This Proxy Statement and the accompanying Proxy are being mailed to the Company's shareholders on or about July 6, 1998.

      At the close of business on June 22, 1998, the record date fixed by the Board of Directors of the Company for determining those shareholders entitled to vote at the Annual Meeting (the "Record Date"), the outstanding shares of the Company entitled to vote consisted of 5,848,149 shares of Common Stock. Each shareholder of record at the close of business on the Record Date is entitled to one vote for each share then held on each matter submitted to a vote of the shareholders.

      A form of proxy is enclosed for use at the Annual Meeting. The proxy may be revoked by a shareholder at any time prior to the exercise thereof, and any shareholder present at the Annual Meeting may revoke his proxy thereat and vote in person if he or she so desires. When such proxy is properly executed and returned, the shares it represents will be voted at the Annual Meeting in accordance with any instructions noted thereon. If no direction is indicated, all shares represented by valid proxies received pursuant to this solicitation (and not revoked prior to exercise) will be voted for the election of the nominees for directors named herein (unless authority to vote is withheld) and in favor of all other proposals stated in the Notice of Meeting and described in this Proxy Statement.

      The Company's Annual Report for the year ended December 31, 1997 is enclosed with this Proxy Statement.

                                   PROPOSAL 1:

                              ELECTION OF DIRECTORS

Nominees

      Five directors, constituting the entire Board of Directors, are to be elected at the Annual Meeting, each to hold office until the next Annual Meeting and until their successors are elected and qualified. The Board of Directors has nominated for election as directors the five persons indicated in the following table. In the election of directors, the proxy holders intend, unless directed otherwise, to vote for the election of the nominees named below, all of whom are now members of the Board of Directors. It is not anticipated that any of the nominees will decline or be unable to serve as director. If, however, that should occur, the proxy holders will vote the proxies in their discretion for any nominee designated by the present Board of Directors to fill the vacancy.

      MANAGEMENT RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE.

      The following table gives certain information as to each person nominated for election as a director:

     Name                                    Age             Director Since
     ----                                    ---             --------------
     Michael L. D'Addio                      53                   1986
     Yeshwant Kamath                         49                   1997
     Mark C. Hahn                            48                   1986
     Carl E. Berg                            60                   1987
     N. William Jasper, Jr.                  50                   1993


      Michael L. D'Addio, a co-founder of the Company, has served as Chief Executive Officer and Chairman of the Board of Directors since the Company's inception in July 1986. In addition Mr. D'Addio served as the Company's President from July 1986 until November 1997. From May 1979 through November 1985 Mr. D'Addio served as President, Chief Executive Officer and Chairman of the Board of Directors of Corvus Systems, a manufacturer of small computers and networking systems. Mr. D'Addio holds an A.B. degree in Mathematics from Northeastern University.

      Dr. Yeshwant Kamath, has served as President of the Company since November 1997. From 1993 to 1996, Dr. Kamath was the CEO and co-founder of KUB Systems, which was acquired by Videonics. From 1982 to 1992, he was the CEO and
co-founder   of  Abekas   Video   Systems,   which  was   acquired   by  Carlton
Communications, Plc. Dr. Kamath received his MS in Electronics from Syracuse University in 1972 and his Ph.D. in Electronics from the University of California at Berkeley in 1975. Dr. Kamath currently serves on the Board of Directors of two public companies, Elantec Semiconductor, Inc. and Euphonix, Inc. and is on the Board of Directors of KTEH, the San Jose based PBS television station.

      Mark C. Hahn, a co-founder of the Company, has served as the Company's Chief Technical Officer since February 1996, and Corporate Secretary and Director since the Company's inception. Previously, Mr. Hahn served as the Company's Vice President of Research and Development. Prior to co-founding the Company, Mr. Hahn served as Vice President of Research and Chief Technologist of Corvus Systems from May 1979 to February 1986. Mr. Hahn holds a B.S. degree in Electrical Engineering from Princeton University and a M.S. degree in Electrical Engineering from Stanford University.

      Carl E. Berg, a co-founder of the Company, has served on the Company's Board of Directors since June 1987. Mr. Berg is currently, and has for the last eight years been, a private venture capital investor and industrial real estate developer. Mr. Berg is also a member of the Board of Directors of Integrated Device Technology, Inc., Valence Technology, Inc. and Systems Integrated Research.

      N. William Jasper, Jr. joined the Board of Directors of the Company in August 1993. Since 1983, Mr. Jasper has been the President and Chief Operating Officer of Dolby Laboratories, Inc.

Board Committees and Meetings

      During the year ending December 31, 1997, there were four meetings of the Company's Board of Directors at which all members were present, except for Mr. Hahn, who was not present at one meeting.

      The Audit Committee was established on December 15, 1994. The members of the Audit Committee are Messrs. Berg and Jasper, neither of whom is an employee of the Company. The functions of the Audit Committee are to define the scope of the audit, review the auditor's reports and comments, and monitor the internal auditing procedures of the Company. The Audit Committee did not meet during 1997.

      The Compensation Committee was established on October 27, 1994. The members of the Compensation Committee are Messrs. Berg and Jasper, neither of whom is employed by the Company. The Compensation Committee makes recommendations with respect to compensation of senior officers and granting of stock options and stock awards. The Compensation Committee met one time during 1997.

      The Company does not presently have a Nominating Committee.

                                   PROPOSAL 2:

              RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS


      The Board of Directors has selected Coopers & Lybrand L.L.P. as the Company's independent accountants for the year ending December 31, 1998 and has further directed that management submit the selection of accountants for ratification by the shareholders at the Annual Meeting. Coopers & Lybrand L.L.P. was first appointed independent accountants of the Company for the year ended December 31, 1991. A representative of Coopers & Lybrand L.L.P. is expected to be present at the Annual Meeting, will have an opportunity to make a statement, and is expected to respond to appropriate questions.

      Shareholder ratification of the selection of Coopers & Lybrand L.L.P. as the Company's independent accountants is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Coopers & Lybrand L.L.P. to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board determines that such a change would be in the best interests of the Company and its shareholders.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS


      The following table sets forth, as of June 15, 1998, certain information with respect to each person known by the Company to be a beneficial owner, as defined in Rule 13d-3 ("Rule 13d-3") promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "1934 Act"), of more than 5% of the outstanding Common Stock of the Company.

                                                                   Percentage of
                                                                    Outstanding
Name and Address                     Number of Shares                 Common
of Beneficial Owner                 Beneficially Owned                 Stock
-------------------                 ------------------             -------------

Carl E. Berg
10050 Bandley Drive
Cupertino, CA 95014                      1,142,305                      19%

Michael L. D'Addio
1370 Dell Avenue
Campbell, CA 95008(1)                      902,962                      15%

Mark C. Hahn
1370 Dell Avenue
Campbell, CA 95008(2)                      563,831                       9%

Joseph M. Cohen; Cowen &
Company; Cowen, Incorporated
Financial Square
New York, NY 10005-3597                    541,500                       9%

State of Wisconsin
  Investment Board
P.O. Box 7842
Madison, WI  53707                         535,000                       9%

Wisdom Tree
  Capital Management
1633 Broadway
38th Floor
New York, NY  10019                        533,105                       9%


(1) Includes 6,000 shares subject to stock options exercisable as of June 15, 1998 or within 60 days thereafter held by Mr. D'Addio's spouse, a Company employee.

(2) Includes 6,000 shares subject to stock options exercisable as of June 15, 1998 or within 60 days thereafter held by Mr. Hahn's spouse, a Company employee.

                       SECURITY OWNERSHIP OF THE DIRECTORS
                    AND EXECUTIVE OFFICERS OF THE REGISTRANT

      The following table sets forth certain information, as of June 15, 1998 concerning each director and each executive officer, including their beneficial ownership as defined in Rule 13d-3, of shares of Common Stock and beneficial ownership of Common Stock by all officers and directors as a group.

                                           Director/                                   Shares             Percent
                                            Officer                                 Beneficially        Beneficially
Name                             Age         Since        Positions                    Owned               Owned
----                             ---         -----        ---------                    -----               -----

Carl E. Berg                     60        1987           Director                    1,142,305             19%

Michael L. D'Addio(1)            53        1986           Chairman, CEO,                902,962             15
                                                          & Director

Mark C. Hahn(2)                  48        1986           V.P., Chief                   563,831              9
                                                          Technical Officer,
                                                          Secretary & Director

N. William Jasper, Jr.(3)        50        1993           Director                       34,093              *

Yeshwant Kamath(4)               49        1997           President & Director           20,004              *

Jeffrey A. Burt(5)               45        1992           V.P. of Operations             42,000              *

James Francis                    33        1992           E.V.P. of Sales and            21,000              *
                                                          Marketing

James A. McNeill(6)              53        1993           V.P. of Finance,               95,000              2
                                                          CFO & Assistant
                                                          Secretary

Stephen L. Peters(7)             44        1996           V.P. of Research and           29,338              *
                                                          Development

All executive officers and directors as a Group (9 persons)(8)                        2,850,533             48%

---------------
* Represents less than 1%

      Jeffrey A. Burt has served as Vice President of Operations of the Company since April 1992. From August 1991 to March 1992, Mr. Burt served the Company as its Materials Manager. Prior to that time, from October 1990 until July 1991, Mr. Burt acted as a consultant to the Company in the area of materials management. From May 1989 to October 1990, Mr. Burt served as the Director of Manufacturing of On Command Video. Mr. Burt holds a B.A. degree in Economics from the University of Wisconsin at Whitewater.

      James Francis served as Executive Vice President of Sales and Marketing from September 1995 until November 1997. From March 1992 to August 1995, Mr. Francis served the Company as its Vice President of International Sales. From May 1990 to March 1992, Mr. Francis served the Company as its Manager of Far East Marketing. Prior to joining the Company in 1990 Mr. Francis worked as a computer programmer with IBM Corporation. Mr. Francis holds a B.S. degree in Electrical Engineering and Japanese from Brigham Young University.

      James A. McNeill has served the Company as its Vice President of Finance and Chief Financial Officer since November 1993. Mr. McNeill has served as Assistant Secretary since October 1994. From 1991 until joining the Company, Mr. McNeill served as Vice President, Finance of JHK & Associates, Inc., a professional services firm. From 1978 to 1991, he served successively as Vice President of Finance and President of U.S. Controls Holding, Inc. and its subsidiaries, Reactor Controls, Inc. and Project Integration, Inc. Mr. McNeill holds a B.S. degree in Accounting from Pennsylvania State University and is a C.P.A. under the laws of California.

      Stephen L. Peters has served the Company as its Vice President of Research and Development since February 1996. From 1994 to February 1996, Mr. Peters acted as a consultant in the areas of international business planning and product development. From 1976 to 1980 and from 1983 to 1994, he served as a Division Manager, R&D Manager, R&D Section Manager, Project Manager, and development engineer at Hewlett-Packard. From 1980 to 1983 he served as Project manager and senior engineer at Advanced Technology Labs. Mr. Peters holds B.S. degrees from Oregon State University in Engineering Physics and Pre-medicine.

-------------

(1) Includes 6,000 shares subject to stock options exercisable as of June 15, 1998 or within 60 days thereafter held by Mr. D'Addio's spouse, a Company employee.

(2) Includes 6,000 shares subject to stock options exercisable as of June 15, 1998 or within 60 days thereafter held by Mr. Hahn's spouse, a Company employee.

(3) Includes 2,813 shares subject to stock options exercisable as of June 15, 1998 or within 60 days thereafter.

(4) Includes 20,004 shares subject to stock options exercisable as of June 15, 1998 or within 60 days thereafter.

(5) Includes 42,000 shares subject to stock options exercisable as of June 15, 1998 or within 60 days thereafter.

(6) Includes 15,000 shares subject to stock options exercisable as of June 15, 1998 or within 60 days thereafter.

(7) Includes 28,338 shares subject to stock options exercisable as of June 15, 1998 or within 60 days thereafter.

(8)    Includes an aggregate of 120,155 shares  included  pursuant to notes (1)-
       (7).

                             EXECUTIVE COMPENSATION

      The following table sets forth the total compensation  earned by the Chief
Executive Officer and the executive officers of the Company for services rendered in all capacities for the years ended December 31, 1997, 1996 and 1995.

                                              Summary Compensation Table
                                                                  Annual                  Long-Term
                                                               Compensation             Compensation
                                                         -------------------------------------------        All Other
                                                         Salary             Bonus         Option/          Compensation
Principal Position                        Year             ($)               ($)          SARs (#)            ($) (3)
------------------                        ----             ---               ---          --------            -------

Michael L. D'Addio                        1997         $130,667                  0               0                  0
   Chief Executive Officer                1996          $92,000             $2,704               0                  0
                                          1995          $92,000            $19,068               0                  0


Yeshwant Kamath                           1997         $100,500(1)          $5,000(1)       40,008(2)               0
   President


Jeffrey A. Burt                           1997         $110,000                  0          30,000(4)         $30,200
   Vice President of                      1996          $92,000             $3,362          30,000            $70,517
   Operations                             1995          $92,000            $19,068               0            $64,133


James Francis                             1997          $50,000(7)         $84,454(5)       56,512(6)         $10,442
   Executive Vice President of            1996          $52,000           $124,160(5)       51,504                  0
   Sales and Marketing                    1995          $52,000           $149,958(5)        5,000           $229,875


James A. McNeill                          1997         $121,667            $11,667          30,000(8)               0
   Vice President of                      1996          $92,000             $2,704          30,000                  0
   Finance, CFO &                         1995          $92,000            $19,068               0                  0
   Assistant Secretary


Stephen L. Peters                         1997          $98,000            $42,000          60,010(9)         $10,000(10)
   Vice President of                      1996          $85,750(11)        $36,750(11)      50,004                  0
   Research and Development

----------------------
(1) Dr. Kamath was appointed President of the Company in November 1997. According to his employment agreement, Dr. Kamath was guaranteed a $5,000 bonus for the year 1997.

(2)    Includes repriced options to purchase 40,008 shares of Common Stock.

(3) Amounts represent gain recognized on exercise of nonstatutory stock options issued under the Company's 1987 Stock Option Plan.


                                       8



(4)    Includes repriced options to purchase 30,000 shares of Common Stock.

(5) With respect to Mr. Francis, bonus amounts are commissions calculated as a percentage of sales revenues.

(6)    Includes repriced options to purchase 56,512 shares of Common Stock.

(7)    Mr. Francis resigned from the Company in December 1997.

(8)    Includes repriced options to purchase 30,000 shares of Common Stock.

(9)    Includes repriced options to purchase 50,008 shares of Common Stock.

(10)   Represents relocation bonus.

(11) Mr. Peters joined the Company in February 1996. Mr. Peters was guaranteed a bonus of $3,500 per month during his first year of employment. Accordingly, the 1996 Summary Compensation Table information set forth above includes only that compensation earned by Mr. Peters from February 19, 1996 through December 31, 1996.

      The following tables set forth as to the Chief Executive Officer and each of the executive officers named under the summary compensation table, certain information with respect to options to purchase shares of Common Stock of the Company as of and for the year ended December 31, 1997. No options were granted to Michael D'Addio, the Chief Executive Officer, for such year.

                                             Option/SAR Grants in 1997

                       Number of      % of Total                                      Potential Realizable
                      Securities       Options/                                      Value at Assumed Annual
                      Underlying         SARs         Exercise                        Rates of Stock Price
                        Option/       Granted to       or Base                          Appreciation for
                         SARs          Employees        Price                            Option Term (5)
                        Granted           In           ($/per        Exp.         -------------------------------
Name                    (#) (1)        1997 (2)        Share)        Date         0% ($)     5% ($)       10% ($)
---------------------  --------        --------        ------        -----        ------     ------       -------
Jeffrey A. Burt          30,000(3)         3.2%        $5.00        8/19/07         0        $94,334     $239,061
James Francis            56,512(3)         6.1%        $5.00        8/19/07         0       $177,700     $450,328
Yeshwant Kamath          40,008(3)         4.3%        $5.00        8/19/07         0       $125,804     $318,812
James A. McNeill         30,000(3)         3.2%        $5.00        8/19/07         0        $94,334     $239,061
Stephen L. Peters        10,002(4)         1.1%        $3.81        4/15/07         0        $23,985      $60,782
                         50,008(3)         5.4%        $5.00        8/19/07         0       $157,249     $398,499
------------------

(1) Options granted in this table have exercise prices equal to the fair market value on the date of grant. All such options typically become exercisable at a rate of 1/8 after the first full six months of employment, and 1/8 every six months thereafter for a total four year vesting period following the date of grant. Options granted prior to August 19, 1997, typically became exercisable at a rate of 1/6 after the first full six months of employment, and 1/6 every six months thereafter for a total three year vesting period following the date of grant.

(2) The Company granted options to purchase a total of 929,534 shares of Common Stock to employees in 1997.

(3) Options were issued in connection with the Company's August 19, 1997 repricing. Repriced options had vesting periods extended from three years to four years.

(4) Mr. Peters grant of 10,002 shares in April 1997 were issued under a three year vesting schedule.

(5) Potential realizable value assumes that the stock price increases from the date of grant until the end of the option term (10 years) at the annual rate specified (0%, 5%, 10%). Annual compounding results in total appreciation of 63% (at 5% per year) and 159% (at 10% per year). The 5% and 10% assumed rates of appreciation (over the deemed fair market value at the grant date) are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future of the Company's Common Stock.

                                      Aggregated Option/SAR Exercises in 1997
                                          and Year-End Option/SAR Values

                         Shares                       Number of Securities                 Value of Unexercised
                      Acquired on     Value          Underlying Unexercised              In-the-Money Options/SARs
                        Exercise    Realized        Options/SARs at Year-End                  at Year-End(1)
Name                       #          $           Exercisable      Unexercisable        Exercisable      Unexercisable
--------------------   --------- -----------      -----------      -------------        -----------      -------------
Michael L. D'Addio          -          -                 -               -                   -                 -
Yeshwant Kamath             -          -               15,003         25,005                 -                 -
Jeffrey A. Burt           6,000      $30,200           38,250         18,750              $98,775              -
James Francis             2,000      $10,442           56,881            -               $102,433              -
Mark C. Hahn                -          -                 -               -                   -                 -
James A. McNeill            -          -               11,250         18,750                 -                 -
Stephen L. Peters           -          -               20,420         39,590                 $520           $2,601

--------------------

(1) Calculated on the basis of the closing price of $4.13 on December 31, 1997, minus the exercise price.

                                           Ten-Year Option/SAR Repricing
                                                        Market                                       Length of
                                      Number of        Price of         Exercise                     Original
                                     Securities        Stock at         Price at                    Option Term
                                     Underlying         Time of          Time of                   Remaining at
                                     Option/SARs       Repricing        Repricing       New           Date of
                                     Repriced or          or               or        Exercise      Repricing or
Name                        Date       Amended         Amendment        Amendment      Price         Amendment
----------------------      ----       -------         ---------        ---------      -----         ---------
Jeffrey A. Burt            8/19/97       30,000          $5.00           $7.50         $5.00     8 years 177 days
James Francis              8/19/97        5,000          $5.00          $11.75         $5.00     7 years 139 days
                           8/19/97       51,512          $5.00           $7.50         $5.00     8 years 177 days
Yeshwant Kamath            8/19/97       40,008          $5.00           $9.00         $5.00     8 years 285 days
James A. McNeill           8/19/97       30,000          $5.00           $7.50         $5.00     8 years 177 days
Stephen L. Peters          8/19/97       50,008          $5.00           $7.50         $5.00     8 years 177 days


Employment Agreements

      In February 1996, the Company entered into an employment agreement with Mr. Peters, pursuant to which he presently receives a base salary of $98,000 per year, plus a guaranteed bonus of $42,000 the first year, $38,000 in the second year, and $34,000 in the third year. In addition, Mr. Peters is eligible to receive an incentive bonus, in his second and third years of employment, based on performance. Pursuant to this agreement, Mr. Peters received an option to purchase 50,004 shares of the Company's Common Stock under the Stock Option Plan at an exercise price of $7.50 per share which vests over three years. The agreement provides that if Mr. Peters is terminated within one year after a merger or buyout, his shares will be fully vested and he will receive one years severance pay.

      In November 1997, the Company entered into an employment agreement with Dr. Kamath, pursuant to which he presently receives a base salary of $150,000 per year, with a guaranteed bonus of $5,000 for 1997. In addition, Dr. Kamath is eligible to receive an incentive bonus, in 1998, based on performance. Pursuant to this agreement, Dr. Kamath received an option to purchase 320,000 shares of the Company's Common Stock at an exercise price of $2.125 per share which vests over four years. The agreement provides that if Dr. Kamath is terminated within one year after a merger or buyout, his shares will be fully vested and he will receive one years severance pay.


Remuneration of Non-Employee Directors

      The Company does not compensate  non-employee directors who are also major
shareholders,   such  as  Mr.  Berg,  for  their  services.  Other  non-employee directors, such as Mr. Jasper, receive $500 for each board meeting attended.


Report of the Compensation Committee With Respect to Executive Compensation

      The Compensation Committee of the Board of Directors (the "Committee") was established on October 27, 1994. The functions of the Committee are to make recommendations to the Board concerning salaries and incentive compensation for the Company's executive officers.

      The  Company's  executive  compensation  program has been  designed to (i)
attract and retain executives capable of leading the Company to meet its business objectives and to motivate them to enhance long-term shareholder value through compensation that is comparable to the levels offered by other companies in similar industries; (ii) motivate key executive officers to achieve strategic business initiatives and reward them for their achievement; and (iii) align the interests of executives with the long-term interests of the Company's shareholders through award opportunities resulting in the ownership of the Company's Common Stock. Annual compensation for the Company's executive officers may consist of three elements: cash salary, cash incentive bonus, and stock option grants. Stock option grants provide an incentive which focuses the executive's attention on managing the Company from the perspective of an owner with an equity stake in the business. These stock options will generally provide value to the recipient only when the price of the Company's stock increases above the option grant price.

      The Committee recognizes that the salary paid to Mr. D'Addio, the Company's Chief Executive Officer, is substantially below that paid to others in comparable positions of similar companies. Therefore, the Committee increased the annual salary of Mr. D'Addio to $150,000 in 1997 from $92,000. Mr. D'Addio had declined salary increases recommended by the Committee since 1994. The Committee believes that Mr. D'Addio's current salary is still significantly below the salary of CEO's in comparable public companies. However, Mr. D'Addio has to date declined any additional increase.

      During 1998, it is anticipated that the Committee will conduct annual performance reviews comparing actual Company progress against annual plans. Elements of such plans, including progress on product development, sales and marketing, expense control and organizational development, may be considered.


                           The Compensation Committee

                   Carl E. Berg                  N. William Jasper, Jr.



Compensation Committee Interlocks and Insider Participation in Compensation Decisions

      The Compensation Committee consists of Messrs. Berg and Jasper, neither of whom is employed by the Company. There are no Compensation Committee interlocks between the Company and other entities involving the Company's executive officers and Board members who serve as executive officers of such entities.


Compliance with Section 16(a) of the Securities Exchange Act of 1934

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

      To the Company's knowledge, based solely on a review of the copies of such reports and amendments thereto furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with during the year ended December 31, 1997, provided, however, that two timely filed Form 4 reports for Mr. Berg were later amended to reflect the nature of ownership.


Certain Transactions

      There is no pending litigation or proceeding involving a director, officer, employee or other agent of the Company as to which indemnification from the Company is being sought nor is the Company aware of any pending or threatened litigation that may result in claims for indemnification by any director, officer, employee or other agents.

      Pursuant to Mr. Peters' employment agreement, the Company loaned Mr. Peters $250,000 on January 24, 1997. The loan bears interest at a rate of 6% per annum, and is due and payable in one lump sum on January 4, 2000. The loan is secured by a deed of trust on Mr. Peters' home in Saratoga, California.

Performance Measurement Comparison

      The following graph compares the total shareholder return of the Common Stock of the Company, CRSP Total Return Index for the Nasdaq Stock Market (Domestic Companies) and the CRSP Total Return Index for the Nasdaq Electronic Component Companies, since December 15, 1994. The graph assumes that $100.00 was invested on December 15, 1994, the effective date of the Company's initial public offering of Common Stock.

[The following descriptive data is supplied in accordance with Rule 304 (d) of Regulation S-T]


                               12/15/94  12/31/94  12/31/95  12/31/96  12/31/97

Videonics, Inc.                  100       116       107        81        38
Nasdaq (Domestic)                100       103       149       183       225
Electronic Comp.                 100       106       175       303       317



      The Company's stock was publicly traded for sixteen calendar days during the Company's year ended December 31, 1994. These indices are calculated on a dividend reinvested basis. The Company emphasizes that the performance of the Company's stock over the period shown is not necessarily indicative of the future performance of the Company's stock.

                                  OTHER MATTERS

Expenses of Solicitation

      The accompanying proxy is solicited by and on behalf of the Board of Directors of the Company, and the entire cost of such solicitation will be borne by the Company. In addition to the use of the mails, proxies may be solicited by directors, officers and employees of the Company, by personal interview, telephone and telegraph. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material and annual reports to the beneficial owners of stock held of record by such persons, and the Company will reimburse them for reasonable out-of-pocket and clerical expenses incurred by them in connection therewith.

Financial and Other Information

      All financial information is incorporated by reference to the information contained in the Financial Statements included in the Company's Annual Report to security holders.

Shareholder Proposals

      Proposals of shareholders that are intended to be presented at the Company's 1999 Annual Meeting of shareholders must be received by the Company no later than December 15, 1998, in order to be included in the proxy statement and proxy relating to that Annual Meeting.

Discretionary Authority

      The Annual Meeting is called for the specific purposes set forth in the Notice of Meeting as discussed above, and also for the purpose of transacting such other business as may properly come before the Annual Meeting. At the date of this Proxy Statement the only matters which management intends to present, or is informed or expects that others will present for action at the Annual Meeting, are those matters specifically referred to in such Notice. As to any matters which may come before the Annual Meeting other than those specified above, the proxy holders will be entitled to exercise discretionary authority.

                                            By Order of the Board of Directors,

                                               /s/ Mark C. Hahn
                                               ----------------
                                               Mark C. Hahn
                                               Secretary



Dated:          June 24, 1998
                Campbell, California

                                                                      Appendix A

                                      PROXY

                                VIDEONICS, INC.

                         ANNUAL MEETING OF SHAREHOLDERS

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


      The undersigned hereby appoints Michael L. D'Addio,  Yeshwant Kamath, Mark
C. Hahn, Carl E. Berg and N. William Jasper, Jr. as proxies, each with the power of substitution, and hereby authorizes them to vote all shares of Common Stock of the undersigned at the 1998 Annual Meeting of the Company, to be held at Videonics, Inc., 1370 Dell Ave., Campbell, California, on Wednesday, August 19, 1998, and at any adjournments or postponements thereof.

      WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS AND "FOR" THE OTHER PROPOSALS SET FORTH ON THE REVERSE SIDE

-----------                                                          -----------
SEE REVERSE        CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SEE REVERSE
  SIDE                                                                  SIDE
-----------                                                          -----------


[x]Please mark
   votes as in
   this example

   The Board of Directors recommends a vote FOR proposals 1 and 2.
                                                                                                             FOR   AGAINST  ABSTAIN
   1. Election of Directors.                                                 2. Selection of Independent     [ ]     [ ]      [ ]
                                                                                Accountants.
      Nominees: M. D'Addio, Y. Kamath, M. Hahn, C. Berg, W. Jasper

                    FOR          WITHHELD
                    [ ]            [ ]


      [ ]
         --------------------------------------
         For all nominees execpt as noted above

                                                                                MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [ ]



                                                                                Plese sign  exactly as name  appears  hereon.  Joint
                                                                                owners  should each sign.  When signing as attorney,
                                                                                executor, administrator, trustee or guardian, please
                                                                                give full name as such.


Signature:                                    Date:             Signature:                                      Date:
          -----------------------------------      -----------            ------------------------------------       -----------